Exhibit 9

ALLSTATE LIFE INSURANCE COMPANY

LAW AND REGULATION DEPARTMENT

3100 Sanders Road, Suite J5B

Northbrook, Illinois 60062

Telephone Number 847-402-5000

Facsimile 847-402-3781

Email mvelotta@allstate.com

March 30, 2007

TO:	ALLSTATE LIFE INSURANCE COMPANY
NORTHBROOK, ILLINOIS 60062

FROM:	MICHAEL J. VELOTTA
SENIOR VICE PRESIDENT,
GENERAL COUNSEL AND SECRETARY

RE:	FORM N-4 REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933 AND
THE INVESTMENT COMPANY ACT OF 1940
FILE NOS. 333- , 811-09327
ALLSTATE RETIREMENT ACCESS VARIABLE ANNUITY

With reference to the above-mentioned registration statement on Form N-4 (“Registration Statement”) filed by Allstate Life Insurance Company (the “Company”), as depositor, and Allstate Financial Advisors Separate Account I, as registrant, with the Securities and Exchange Commission covering the Flexible Premium Deferred Variable Annuity Contracts described therein, I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that as of March 30, 2007:

1. The Company is duly organized and existing under the laws of the State of Illinois and has been duly authorized to do business by the Director of Insurance of the State of Illinois.

2. The securities registered by the above Registration Statement when issued will be valid, legal and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement and to the use of my name under the caption “Legal Matters” in the Prospectuses constituting a part of the Registration Statement.

Sincerely,

/s/ MICHAEL J. VELOTTA
Michael J. Velotta
Senior Vice President, General Counsel and Secretary